    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001.
                                              REGISTRATION NO. 333-39248
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                               ANSOFT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                          72-1001909
  (State or other jurisdiction of                          (I.R.S. Employer
         incorporation or                                 Identification No.)
           organization)

                         FOUR STATION SQUARE, SUITE 200
                         PITTSBURGH, PENNSYLVANIA 15219
                                 (412) 261-3200
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                NICHOLAS CSENDES
                             CHIEF EXECUTIVE OFFICER
                               ANSOFT CORPORATION
                         FOUR STATION SQUARE, SUITE 200
                         PITTSBURGH, PENNSYLVANIA 15219
                                 (412) 261-3200
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                             RONALD W. SCHULER, ESQ.
                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                 ONE OXFORD CENTRE, 301 GRANT STREET, 20TH FLOOR
                       PITTSBURGH, PENNSYLVANIA 15219-1410
                                  412-562-8800
                                FAX 412-562-1041


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



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                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking of Ansoft Corporation set forth in the registration statement on Form S-3 (File No. 333-39248) Ansoft is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 173,665 shares of its common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the registration statement.

         Pursuant to the registration statement on Form S-3, 388,995 shares of common stock were registered. The shares were registered in connection with the consummation of the acquisition of Pacific Numerix Corporation by Ansoft. In connection with the acquisition, shares of Ansoft Common Stock were initially issued pursuant to exemptions to the Securities Act. Approximately one year following the acquisition, the shares were registered pursuant to the registration statement in order to facilitate the resale of the shares by any of the selling shareholders. Ansoft was required to maintain the effectiveness of the registration statement for one year following the effectiveness of the registration statement. The one year period has since expired.

         As of December 4, 2001, an aggregate of 173,665 shares registered under this registration statement remain unsold by the selling shareholders. Therefore, in accordance with the undertaking mentioned above, Ansoft hereby deregisters the remaining 173,665 shares of Ansoft Common Stock previously registered pursuant to the registration statement.


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                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration No. 333-39248 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh on December 7, 2001.

                                               ANSOFT CORPORATION


                                               By: /s/  Nicholas Csendes
                                                  -----------------------------
                                                   Nicholas Csendes
                                                   CHIEF EXECUTIVE OFFICER






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